PBHG FUNDS
                                  ADVISOR CLASS
                          PBHG Disciplined Equity Fund
                       PBHG IRA Capital Preservation Fund
                            PBHG New Perspective Fund
                                 PBHG REIT Fund

                          EXPENSE LIMITATION AGREEMENT
                                 (15(F) PERIOD)


         EXPENSE LIMITATION AGREEMENT, effective as of October 23, 2001, by and between PBHG Funds (the "Trust"), on behalf of each portfolio of the Trust set forth in Schedule A (each a "Portfolio", and collectively, the "Portfolios"), with respect to its Advisor Class of shares, and Pilgrim Baxter & Associates, Ltd. (the "Adviser").

         WHEREAS, the Trust is a Delaware Business Trust organized pursuant to an Agreement and Declaration of Trust dated November 13, 2000 (the "Declaration"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type, and each Portfolio has been added as a series of the Trust pursuant to an Amendment to the Declaration dated June 5, 2001; and

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Adviser will render investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio; and

         WHEREAS, the Portfolios have been created as shells into which certain UAM funds (the "UAM Funds") may be merged subject to approval by the Board and the shareholders of each UAM Fund; and

         WHEREAS, in order to take advantage of the provisions of section 15(f) of the 1940 Act, Old Mutual plc and the investment advisers (the "UAM Advisers") of each of the UAM Funds agreed to maintain the maximum expense ratio disclosed in the then-current prospectus of each UAM Fund for the period up to and including September 25, 2002 (the "15(f) Period"); and

         WHEREAS, following the merger of the UAM Funds into the respective Portfolios, the Adviser and its affiliates wish to continue to take advantage of the provisions of section 15(f) of the 1940 Act, and will therefore adhere to the aforementioned expense limitations for the remainder of the 15(f) Period.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       EXPENSE LIMITATION.

         1.1 APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by a Portfolio in any fiscal year or portion thereof covered by this Agreement, including but not limited to investment advisory fees of the Adviser (but excluding: (i) fees and expenses incurred under the Fund's Service Plan, interest, taxes, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and
(ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio's business) ("Portfolio Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

         1.2 OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be as set forth in Schedule A as to each Portfolio, or such other rate as may be agreed to in writing by the parties.

         1.3 METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses for any month of a Portfolio exceed the Operating Expense Limit of such Portfolio, the Adviser shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

         1.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

         2.       TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall continue in effect until and including September 25, 2002. Nevertheless, this Agreement may be terminated as to any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by (A) resolution of a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement, or (B) by a vote of a majority of the outstanding voting securities of the Trust.

         3.       MISCELLANEOUS.

         3.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         3.2 INTERPRETATION. This Agreement shall be construed in accordance with the 1940 Act (including, but not limited to, section 15(f) thereof) and the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust's Declaration or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

         3.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


ATTEST:                               PBHG FUNDS
                                      on behalf of each of the
                                      Portfolios listed on Schedule A

John M. Zerr                                   Lee T. Cummings
/s/ John M. Zerr                               /s/ Lee T. Cummings
_____________________________         By:_____________________________

Secretary


ATTEST:                               PILGRIM BAXTER & ASSOCIATES, LTD.

John M. Zerr                                   Eric C. Schneider
/s/ John M. Zerr                               /s/ Eric C. Schneider
_____________________________         By:_____________________________

Secretary

                                   SCHEDULE A
                                       TO
                          EXPENSE LIMITATION AGREEMENT




THIS AGREEMENT RELATES TO THE FOLLOWING                                                OPERATING EXPENSE
PORTFOLIOS OF THE TRUST                       PREDECESSOR UAM FUND                            LIMIT
---------------------------------------       --------------------                     -----------------
PBHG Disciplined Equity Fund                  Analytic Enhanced Equity Fund                    0.99%

PBHG IRA Capital Preservation Fund            IRA Capital Preservation Portfolio               1.00%

PBHG New Perspective Fund                     NWQ Special Equity Portfolio                     1.25%

PBHG REIT Fund                                Heitman Real Estate Portfolio                    1.40%


DATED: October 23, 2001

                                   PBHG FUNDS
                                   PBHG CLASS
                          PBHG Disciplined Equity Fund
                       PBHG IRA Capital Preservation Fund
                            PBHG New Perspective Fund
                                 PBHG REIT Fund

                          EXPENSE LIMITATION AGREEMENT
                                 (15(F) PERIOD)


         EXPENSE LIMITATION AGREEMENT, effective as of October 23, 2001, by and between PBHG Funds (the "Trust"), on behalf of each portfolio of the Trust set forth in Schedule A (each a "Portfolio", and collectively, the "Portfolios"), with respect to its PBHG Class of shares, and Pilgrim Baxter & Associates, Ltd. (the "Adviser").

         WHEREAS, the Trust is a Delaware Business Trust organized pursuant to an Agreement and Declaration of Trust dated November 13, 2000 (the "Declaration"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type, and each Portfolio has been added as a series of the Trust pursuant to an Amendment to the Declaration dated June 5, 2001; and

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Adviser will render investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio; and

         WHEREAS, the Portfolios have been created as shells into which certain UAM funds (the "UAM Funds") may be merged subject to approval by the Board and the shareholders of each UAM Fund; and

         WHEREAS, in order to take advantage of the provisions of section 15(f) of the 1940 Act, Old Mutual plc and the investment advisers (the "UAM Advisers") of each of the UAM Funds agreed to maintain the maximum expense ratio disclosed in the then-current prospectus of each UAM Fund for the period up to and including September 25, 2002 (the "15(f) Period"); and

         WHEREAS, following the merger of the UAM Funds into the respective Portfolios, the Adviser and its affiliates wish to continue to take advantage of the provisions of section 15(f) of the 1940 Act, and will therefore adhere to the aforementioned expense limitations for the remainder of the 15(f) Period.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       EXPENSE LIMITATION.

         1.1 APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by a Portfolio in any fiscal year or portion thereof covered by this Agreement, including but not limited to investment advisory fees of the Adviser (but excluding: (i) interest, taxes, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio's business) ("Portfolio Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

         1.2 OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be as set forth in Schedule A as to each Portfolio, or such other rate as may be agreed to in writing by the parties.

         1.3 METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses for any month of a Portfolio exceed the Operating Expense Limit of such Portfolio, the Adviser shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

         1.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

         2.       TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall continue in effect until and including September 25, 2002. Nevertheless, this Agreement may be terminated as to any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by (A) resolution of a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement, or (B) by a vote of a majority of the outstanding voting securities of the Trust.

         3.       MISCELLANEOUS.

         3.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         3.2 INTERPRETATION. This Agreement shall be construed in accordance with the 1940 Act (including, but not limited to, section 15(f) thereof) and the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust's Declaration or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

         3.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


ATTEST:                              PBHG FUNDS
                                     on behalf of each of the
                                     Portfolios listed on Schedule A

/s/John M. Zerr                           /s/Lee T. Cummings
John M. Zerr                              Lee T. Cummings
_________________________            By:_________________________

Secretary


ATTEST:                              PILGRIM BAXTER & ASSOCIATES, LTD.

/s/ John M. Zerr                          /s/Eric C. Schneider
John M. Zerr                              Eric C. Schneider
_________________________            By:_________________________

Secretary

                                   SCHEDULE A
                                       TO
                          EXPENSE LIMITATION AGREEMENT




THIS AGREEMENT RELATES TO THE FOLLOWING                                                              OPERATING EXPENSE
PORTFOLIOS OF THE TRUST                            PREDECESSOR UAM FUND                                     LIMIT
---------------------------------------            --------------------                              -----------------
PBHG Disciplined Equity Fund                       Analytic Enhanced Equity Fund                            0.99%

PBHG IRA Capital Preservation Fund                 IRA Capital Preservation Portfolio                       1.00%

PBHG New Perspective Fund                          NWQ Special Equity Portfolio                             1.25%

PBHG REIT Fund                                     Heitman Real Estate Portfolio                            1.40%


DATED: October 23, 2001